UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2010, the Compensation Committee approved a variety of actions under the 2009 Senior Management Compensation Plan (which was adopted by the Compensation Committee and Board of Directors in January 2009) relating to the compensation of certain officers for 2010.  Consistent with the terms of the 2009 Senior Management Compensation Plan, the Compensation Committee established the initial Value Pool Amount for 2010 for the participants and exercised its discretion to set the allocation among cash compensation, RSUs and stock options.  For 2010, the Compensation Committee determined to increase the cash component and reduce the equity components of the Value Pool Amounts.

The following table sets forth the awards made under the plan to the Company’s principal executive officer, principal financial officer and the other named executive officers:

Name	2010 Value Pool Amount	Cash Compensation(1)	RSU Value	Option Value

Michael Stanfield Chairman and CEO	$1,980,000	$990,000	$659,340	$329,670

Neal Dittersdorf Chief Legal Officer	$900,000	$540,000	$216,000	$144,000

John Scanlon Executive Vice President	$837,000	$502,200	$200,880	$133,920

George Tsantes Executive Vice President	$837,000	$502,200	$200,880	$133,920

Madalyn Behneman Principal Financial Officer	$414,000	$289,800	$62,100	$62,100
__________________

(1) There are no increases in base salary in 2010 for any of the above officers. The cash compensation for 2010 set forth in the table above includes an incremental payment under the compensation plan for the following officers in the following amounts: Mr. Stanfield — $570,000, Mr. Dittersdorf — $246,000, Mr. Scanlon — $208,200, Mr. Tsantes — $208,200, and Ms. Behneman — $69,800. These incremental payments will be paid in equal periodic installments over the year, and are not intended to be a salary increase for the participants.

In addition, the Compensation Committee approved the grants of RSUs and stock options to the named executive officers and the other participants under the 2009 Senior Management Compensation Plan.  The Compensation Committee determined for purposes of the RSUs approved under the compensation plan that the appropriate discount factor to the market price of the common stock at the time of grant was a 60% discount to the closing price of the common stock on January 26, 2010, or an effective price of $2.592 per share. The Compensation Committee further determined for purposes of the stock option grants to use the Black-Scholes value at the time of grant, which was $2.75 per share. All of the RSUs and stock options vest in four equal annual installments beginning on the first anniversary of the date of grant.

The following table summarizes the RSUs and stock options granted to the Company’s named executive officers under the 2009 Senior Management Compensation Plan:

Name	RSUs	Options

Michael Stanfield	254,375	119,880

Neal Dittersdorf	83,333	52,364

John Scanlon	77,500	48,698

George Tsantes	77,500	48,698

Madalyn Behneman	23,958	22,582

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 29, 2010

INTERSECTIONS INC.

By:	/s/ Madalyn Behneman
	Name:	Madalyn Behneman
	Title:	Principal Financial Officer